Exhibit 5.1

February 14, 2023

Mullen Automotive Inc.

1405 Pioneer Street

Brea, California 92821

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mullen Automotive Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale by the selling stockholders listed therein of up to an aggregate of 2,492,823,467 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of up to (i) 310,919,559 shares of Common Stock issuable upon conversion of convertible notes (the “Notes”); (ii) 817,065,596 shares of Common Stock issuable upon the exercise of warrants issued in connection with the partial conversion of the Notes on November 21, 2022 with an exercise price of $0.27; (iii) 1,150,402,368 shares of Common Stock issuable upon the exercise of warrants in connection with the full conversion of the Notes with an exercise price of $0.30; (iv) 51,069,546 shares of Common Stock to be registered pursuant to that certain Registration Rights Agreement, dated January 6, 2023, by and between the Company and Robert Bollinger; (v) 2,560,707 shares of Common Stock to be registered pursuant to that certain Registration Rights Agreement, dated January 6, 2023, by and between the Company and John Masters; and (vi) 9,969,623 shares of Common Stock to be registered pursuant to that certain Registration Rights Agreement, dated January 6, 2023, by and between the Company and Seaport Global Asset Management SPV LLC – Series A. Such shares of Common Stock are herein collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended and supplemented (the “Amended and Restated Certificate of Incorporation”); (ii) the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”); (iii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (v) the Registration Statement and all exhibits thereto, and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. We have assumed that the number of shares of Common Stock when issued upon conversion of the convertible notes shall, when combined with the number of authorized shares of Common Stock outstanding or otherwise reserved for issuance, be less than the number of shares of Common Stock authorized pursuant to the Amended and Restated Certificate of Incorporation. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Securities have been duly authorized and, when paid for and issued pursuant to the terms of the Amended and Restated Certificate of Incorporation and the convertible notes will be validly issued, fully paid and non-assessable.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP